UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

RBB BANCORP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

California	001-38149	27-2776416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th Floor
Los Angeles, California 90017
(Address of Principal Executive Offices) (Zip Code)

(213) 627-9888
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, no par value	RBB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2021, RBB Bancorp (the “Company”) completed the previously announced issuance and sale (the “Offering”) of $120.0 million aggregate principal amount of its 4.00% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”).

The offering of the Notes was consummated pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated March 23, 2021, between the Company, as issuer, and Janney Montgomery Scott LLC, as representative of the several underwriters named therein. The Underwriting Agreement provides for the issuance and sale by the Company of $120.0 million aggregate principal amount of the Notes. The Offering was completed pursuant to the Company’s registration statement on Form S-3 (File No. 333-252299) (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2021, as supplemented by a related preliminary prospectus supplement filed with the SEC on March 22, 2021, a Rule 462(b) registration statement that added additional securities, and a related final prospectus supplement filed with the SEC on March 24, 2021. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions.

The net proceeds from the sale of the Notes will be approximately $118.1 million after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds to redeem on March 31, 2021 the Company’s $50.0 million in aggregate principal amount of 6.5% fixed-to-floating subordinated notes due 2026, and for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, repayment or redemption of outstanding indebtedness, the payment of dividends, financing investments and capital expenditures, repurchasing shares of our common stock, and for investments in Royal Business Bank as regulatory capital.

The Notes were issued under the Subordinated Indenture, dated as of March 26, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 26, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.

From and including the date of issuance to, but excluding, April 1, 2026, or earlier redemption date, the Notes will bear interest at an initial fixed rate of 4.00% per annum, payable semi-annually in arrears on October 1 and April 1 of each year, with the first payment date occurring on October 1, 2021. From and including April 1, 2026 to, but excluding the maturity date, April 1, 2031, or earlier redemption date, the Notes will bear interest at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR, plus a spread of 329 basis points, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, commencing on July 1, 2026. Notwithstanding the foregoing, if the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of April 1, 2026, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” (each as defined in the Indenture) or the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

There is no sinking fund for the Notes.  The Notes are general unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Indenture), including all of its general creditors.  The Notes are equal in right of payment with any of the Company's existing and future subordinated indebtedness, and are senior to the Company's obligations relating to any junior subordinated debt securities issued to the Company's capital trust subsidiaries.  In addition, the Notes are effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all of the existing and future liabilities and obligations of the Company’s subsidiaries, including the deposit liabilities and claims of other creditors of the Company’s bank subsidiary, Royal Business Bank. The Notes are the obligations of the Company only and are not obligations of, and are not be guaranteed by, any of the Company’s subsidiaries.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events of bankruptcy or insolvency involving the Company or Royal Business Bank.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture and the Notes, respectively, copies of which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Loren P. Hansen, APC, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

The Company is filing this Current Report on Form 8-K to file with the SEC certain items related to the offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-252299).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above and the full text of the Base Indenture and Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
1.1	Underwriting Agreement, dated as of March 23, 2021, by and among RBB Bancorp and Janney Montgomery Scott LLC.
4.1	Subordinated Indenture, dated as of March 26, 2021, between RBB Bancorp and Wilmington Trust, National Association.
4.2	First Supplemental Indenture, dated as of March 26, 2021, between RBB Bancorp and Wilmington Trust, National Association.
4.3	Form of 4.00% Fixed-to-Floating Rate Subordinated Notes due 2031 (included in Exhibit 4.2).
5.1	Opinion of Loren P. Hansen, APC.
23.1	Consent of Loren P. Hansen, APC (included in Exhibit 5.1 hereto).
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBB BANCORP

	By:	/s/ David Morris
March 26, 2021		David Morris
Chief Financial Officer

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